UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (or Date of Earliest Event Reported): March 30, 2017

HCI Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	001-34126	20-5961396
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5300 West Cypress Street, Suite 100

Tampa, Florida 33607

(Address of Principal Executive Offices)

(813) 849-9500

(Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers

On March 30, 2017, our compensation committee established a cash bonus plan for our chief executive officer, Paresh Patel. The compensation committee is made up solely of “outside directors” as defined by Section 162(m) of the Internal Revenue Code and its underlying regulations. The bonus plan is a sub-plan under, and is subject to the terms and conditions of, our 2012 Omnibus Incentive Plan.

The bonus calculation under this plan is based on two performance measures. The first performance measure is earnings (on a consolidated basis) before interest and the provision for income taxes (“EBIT”). For this purpose, EBIT will not include the impact of any cash bonus under this plan or cash bonuses under any similar performance based plan. The second performance measure is return on equity (“ROE”). ROE will be the proportion (stated as a percentage) that net income (after income taxes) bears to average shareholders’ equity during the measurement period. Average shareholders’ equity during the measurement period will be the sum of the amount of shareholders’ equity at March 31, June 30, September 30 and December 31, 2017 divided by four.

The two performance measures have equal weight in calculating the bonus amount. Each will be applicable to one-half the target bonus amount, which the committee has set at $1.9 million, twice Mr. Patel’s annual salary of $950,000. The maximum cash bonus under this plan will be $3.8 million, or twice the target bonus amount. The measurement period will be the calendar year 2017.

EBIT performance will be measured on a target range from a $46.9 million threshold amount up to and including $134 million. ROE performance will be measured on a target range from a 9.8% threshold percentage up to and including 28%.

The cash bonus under this plan will be the sum of an EBIT based bonus amount and an ROE based bonus amount. If actual EBIT performance meets or exceeds the $46.9 million threshold amount, then Mr. Patel will qualify for an EBIT based bonus amount ranging proportionately from $475,000 up to and including $1.9 million.

If actual ROE meets or exceeds the 9.8% threshold percentage, then Mr. Patel will qualify for an ROE based bonus amount ranging proportionately from $475,000 up to and including $1.9 million.

The compensation committee may reduce the amount paid to Mr. Patel so long as the reduction does not cause a commensurate increase in compensation to any another executive or executives.

The foregoing bonus, if any, is subject to Mr. Patel’s agreement that in the event the company is required to restate its financial statements due to material noncompliance with any financial reporting requirement he will repay any portion of this bonus compensation that would not have been awarded under the restated financial statements.

To assist in structuring this bonus plan, the compensation committee engaged the services of Willis Towers Watson, a leading compensation advisory firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 4, 2017.

HCI GROUP, INC.

BY:	/s/ Richard R. Allen
Name:	Richard R. Allen
Title:	Chief Financial Officer

A signed original of this Form 8-K has been provided to HCI Group, Inc. and will be retained by HCI Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.